Exhibit 24.1

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint MARK A. ROCHE and LAUREN S. TASHMA, and each of them acting alone, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of 1933, as amended, of (a) the Registration Statement on Form S-8 of the Fortune Brands Hourly Employee Retirement Savings Plan, (b) the Registration Statement on Form S-8 of the Fortune Brands Retirement Savings Plan, (c) the Registration Statement on Form S-8 of the Future Brands LLC Retirement Savings Plan and (d) all amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Fortune Brands, Inc. and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments, post-effective amendments or supplements thereto:

Signature	Title	Date

/s/ NORMAN H. WESLEY Norman H. Wesley	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 26, 2006

/s/ CRAIG P. OMTVEDT Craig P. Omtvedt	Senior Vice President and Chief Financial Officer (principal financial officer)	April 26, 2006

/s/ NADINE A. HEIDRICH Nadine A. Heidrich	Vice President and Corporate Controller (principal accounting officer)	April 26, 2006

/s/ PATRICIA O. EWERS	Director	April 26, 2006
Patricia O. Ewers

Signature	Title	Date

/s/ PIERRE E. LEROY	Director	April 25, 2006
Pierre E. Leroy

/s/ GORDON R. LOHMAN	Director	April 25, 2006
Gordon R. Lohman

/s/ A.D. DAVID MACKAY	Director	April 25, 2006
A.D. David Mackay

/s/ EUGENE A. RENNA	Director	April 25, 2006
Eugene A. Renna

/s/ J. CHRISTOPHER REYES	Director	April 25, 2006
J. Christopher Reyes

/s/ ANNE M. TATLOCK	Director	April 25, 2006
Anne M. Tatlock

/s/ DAVID M. THOMAS	Director	April 25, 2006
David M. Thomas

/s/ PETER M. WILSON	Director	April 25, 2006
Peter M. Wilson

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